Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and the Nine Months Ended September 30, 2013.

WAUWATOSA, WI – 10/29/2013 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported pre-tax income of $5.2 million and net income of $3.2 million for the third quarter of 2013.  This compares to pre-tax income of $8.6 million and net income of $8.4 million for the third quarter of 2012.  Year-to-date pre-tax and net income totaled $20.7 million and $12.8 million, respectively, for the nine months ended September 30, 2013 compared to $17.0 million and $16.8 million, respectively, for the nine months ended September 30, 2012.  A valuation reserve against net deferred tax assets released in the fourth quarter of 2012 minimized income tax expense during the 2012 periods.  Net income per diluted share was $0.10 for the third quarter of 2013 as compared to $0.27 per diluted share for the third quarter of 2012.

"WaterStone Bank's earnings continue to improve due to improving asset quality while Waterstone Mortgage has experienced declining volumes and margins as is widespread throughout the mortgage banking industry" said Doug Gordon, President and Chief Executive Officer of the Company. "Our capital levels continue to increase which will support further growth."

The Company's community banking segment pre-tax income for the quarter ended September 30, 2013 totaled $4.0 million compared to $1.1 million for the third quarter of 2012.  Community banking operations were positively impacted by a $2.2 million decline in real estate owned expense and a $1.0 million decline in the quarterly provision for loan losses for the quarter ended September 30, 2013 as compared to the quarter ended September 30, 2012.  The company's mortgage banking segment reported pre-tax income of $1.1 million for the quarter ended September 30, 2013 compared to $7.2 million for the quarter ended September 30, 2012.  Mortgage loans originated for sale in the third quarter of 2013 totaled $441.5 million, a 7.6% decrease from the $477.9 million originated for sale in the third quarter of 2012 .  Margins earned on loans sold also declined in 2013 such that total mortgage banking revenue decreased by 31.8% to $18.2 million in the third quarter of 2013 compared to $26.7 million in the third quarter of 2012.  The decline in average sales margins reflects a decrease in pricing and fees on all products in all geographic markets and is reflective of general market conditions.  The decline in revenue was partially offset by a 7.5% decline in compensation expense to $13.5 million for the third quarter of 2013 compared to $14.6 million for the third quarter of 2012.

Total nonperforming assets as a percentage of total assets declined to 5.04% at September 30, 2013 from 6.66% at December 31, 2012 and 7.13% at September 30, 2012.  Total nonperforming assets declined 27.1% to $80.6 million at September 30, 2013 from $110.6 million at December 31, 2012.  Total delinquent loans declined 34.4% to $48.9 million at September 30, 2013 from $74.5 million at December 31, 2012.  The provisions for loan losses totaled $1.0 million and $4.0 million for the three and nine months ended September 30, 2013, respectively.  The provisions for loan losses totaled $2.0 million and $7.1 million for the three and nine months ended September 30, 2012, respectively.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, thrift holding company headquartered in Wauwatosa, WI.  With $1.6 billion in assets at September 30, 2013, Waterstone has eight community bank branches in the metropolitan Milwaukee market and mortgage banking offices in 14 states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's Annual Report on Form 10-K for the year ended December 31, 2012 and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC.

SUMMARY OF KEY QUARTERLY FINANCIAL DATA (unaudited)
(dollars in thousands)
	2013				2012
	Q3	Q2	Q1	Q4	Q3
Performance Ratios:
Return on average assets	0.79%	1.21%	1.14%	4.28%	2.00%
Return on average equity	6.04%	9.42%	9.14%	37.42%	18.26%
Net interest margin	2.51%	2.60%	2.66%	2.67%	2.67%
Efficiency ratio	79.77%	74.93%	71.95%	80.64%	72.42%
Condensed Income Data:
Net interest income	$9,578	$9,921	$10,146	$10,256	$10,635
Provision for loan losses	1,000	1,200	1,760	1,200	2,000
Total noninterest income	21,030	26,707	23,033	25,174	27,775
Total noninterest expense	24,416	27,447	23,871	28,570	27,817
Income before income taxes	5,192	7,981	7,548	5,660	8,593
Income tax expense (benefit)	1,973	3,054	2,923	(12,420)	145
Net income	$3,219	$4,927	$4,625	$18,080	$8,448
Asset Quality Data:
Allowance for loan losses	$24,708	$27,767	$29,298	$31,043	$30,967
Net charge-offs	4,059	2,731	3,505	1,124	3,691
Total past due loans	48,881	60,606	71,192	74,450	77,858
Real estate owned	23,147	29,983	30,799	35,974	43,837
Nonperforming assets to total assets	5.04%	5.09%	5.93%	6.66%	7.13%
Average Balance Sheet Data:
Total assets	1,610,910	1,628,967	1,647,387	1,682,241	1,676,685
Loans receivable and held for sale	1,211,089	1,235,782	1,248,893	1,265,624	1,270,414
Mortgage-related securities	126,447	134,985	143,628	157,187	151,162
Total interest-earning assets	1,513,985	1,530,723	1,548,494	1,591,149	1,580,611
Interest-bearing deposits	855,975	871,565	887,252	936,121	949,174
Borrowings	485,488	485,199	485,259	483,445	487,078
Total interest-bearing liabilities	1,341,463	1,356,764	1,372,511	1,419,566	1,436,252
Total shareholders' equity	211,307	209,699	205,297	192,231	183,534
Capital Ratios:
Equity to total assets at end of the period	13.32%	12.82%	12.72%	12.20%	11.00%
Tier I capital to average assets (bank)	12.68%	12.17%	11.79%	11.13%	10.50%
Tier I capital to risk-weighted assets (bank)	20.26%	17.60%	17.49%	16.07%	14.37%
Total capital to risk-weighted assets (bank)	21.52%	18.87%	18.75%	17.34%	15.64%

WATERSTONE FINANCIAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
                                 (Unaudited)
	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$77,907	$71,469
Securities available for sale (at fair value)	211,629	205,017
Loans held for sale (at fair value)	97,184	133,613
Loans receivable, net of allowance for loan losses	1,067,468	1,102,629
Office properties and equipment	28,484	26,935
Real estate owned	23,147	35,974
Other assets	91,999	85,439
Total assets	$1,597,818	$1,661,076

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$872,285	$939,513
Borrowings	471,243	479,888
Other	41,457	39,041
Total liabilities	1,384,985	1,458,442
Common stock and additional paid-in capital	110,797	110,831
Retained earnings	149,258	136,487
Unearned ESOP shares	(1,067)	(1,708)
Accumulated other comprehensive income(loss), net of taxes	(894)	2,285
Treasury shares, at cost	(45,261)	(45,261)
Total shareholders' equity	212,833	202,634
Total liabilities and shareholders' equity	$1,597,818	$1,661,076

WATERSTONE FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Interest income:
Loans	$14,425	$15,943	$44,500	$48,834
Mortgage-related securities	455	826	1,311	2,611
Debt securities and short-term investments	653	505	1,806	1,760
Total interest income	15,533	17,274	47,617	53,205
Interest expense:
Deposits	1,237	1,938	4,055	7,804
Borrowings	4,718	4,701	13,917	13,711
Total interest expense	5,955	6,639	17,972	21,515
Net interest income	9,578	10,635	29,645	31,690
Provision for loan losses	1,000	2,000	3,960	7,100
Net interest income after provision for loan losses	8,578	8,635	25,685	24,590
Noninterest income:
Mortgage banking income	18,173	26,668	65,616	63,376
Other	2,857	1,107	5,154	2,652
Total noninterest income	21,030	27,775	70,770	66,028
Noninterest expense:
Compensation and employee benefits	16,575	17,823	53,001	43,425
Occupancy, office furniture and equipment	2,218	1,820	5,995	5,229
Advertising	718	697	2,339	2,021
Real estate owned	(163)	1,991	(9)	6,265
FDIC insurance premiums	516	916	1,569	2,730
Other	4,552	4,570	12,839	13,898
Total noninterest expense	24,416	27,817	75,734	73,568
Income before income taxes	5,192	8,593	20,721	17,050
Income taxes	1,973	145	7,950	216
Net income	$3,219	$8,448	$12,771	$16,834
Income per share:
Basic	$0.10	$0.27	$0.41	$0.54
Diluted	0.10	0.27	0.41	0.54
Weighted average shares outstanding
Basic	31,163	31,064	31,144	31,045
Diluted	31,414	31,161	31,375	31,125